Exhibit 10.3

AMENDMENT TO SUCCESS BONUS AGREEMENT

AMENDMENT (this “Amendment”) dated October 7, 2007, by and between United Industrial Corporation, a Delaware corporation (“Company”) and James H. Perry (“Employee”).

W I T N E S S E T H :

WHEREAS, the parties hereto are parties to that certain Success Bonus Agreement dated as of April 10, 2002 (the “Success Bonus Agreement”) and they desire to amend the Success Bonus Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1.             Section 1 of the Success Bonus Agreement shall be amended by adding the following provisions at the end thereof:

“The foregoing single sum payment (the “Success Bonus”) shall also be paid to the Employee if, prior to the Change in Control, his employment is terminated by the Company without “Cause” or by the Employee for “Good Reason,” each as defined below. Such payment of the Success Bonus shall only be made after expiration of the 409A Delay Period, as set forth in Section 8 below.

For purposes of this Agreement, the term “Change in Control” shall mean (i) any person or other entity (other than any of the Company’s subsidiaries), including any person as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, as defined in Rule 13d-3 of such Act, directly or indirectly, of more than fifty percent (50%) of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company (the “Voting Stock”), (ii) the sale of all or substantially all of the property or assets of the Company, (iii) the consolidation or merger of the Company with another corporation or other entity (other than with any of the Company’s subsidiaries), the consummation of which would result in the stockholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, or (iv) a change in the Board of Directors of the Company occurs with the result that the members of such Board of Directors on April 8, 2004 (the “Incumbent Directors”) are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Incumbent Directors prior to the date of such appointment or election, provided that any person becoming a director whose election or nomination for election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof.”

2.             The Success Bonus Agreement shall be further amended by adding the following new Section 8 to the end thereof:

“8.           In the event that the Employee is deemed to be a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (“Code”)) in accordance with procedures set by the Company at the time of Employee’s termination hereunder, payment of the Success Bonus described in Section 1 hereof shall be delayed for a period of six months immediately following the Employee’s termination of employment (the “409A Delay Period”). In such event, the Success Bonus shall be paid to the Employee on the day immediately following the expiration of the 409A Delay Period. The Employee shall not be entitled to any interest on or in respect of any amount not paid during the 409A Delay Period. Notwithstanding anything herein to the contrary, if the Success Bonus is payable to the Employee as a result of his termination of employment, the Employee shall only be entitled to receive such payment if the Employee has incurred a “separation from service” within the meaning of the regulations issued under Code Section 409A.

It is intended that this Agreement comply with the provisions of Section 409A of the Code and this Agreement shall be limited, construed and interpreted in a manner consistent with this intent.”

3.             Except as amended hereby, the Success Bonus Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4.             This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto as of the day and year first above written.

UNITED INDUSTRIAL CORPORATION

By:	/s/ Anna-Maria G. Palmer
Name: Anna-Maria G. Palmer
Title: Vice President, Human Resources

/s/ JAMES H. PERRY
JAMES H. PERRY